UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 8, 2019

SWISHER HYGIENE INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

350 East Las Olas Boulevard Suite 1600 Fort Lauderdale, FL	33301
(Address of Principal Executive Offices)	(Zip Code)

(203) 682-8331
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

Dissolution Update

As previously reported by Swisher Hygiene Inc. (the “Company”), in a Report on Form 8-K, filed with the Securities and Exchange Commission on July 1, 2019, the Company filed a motion with the Delaware Court of Chancery of the State of Delaware (the “Delaware Court”), requesting the Delaware Court to approve an Interim Distribution to the Company’s stockholders of not more than $10.0 million (“Motion for Interim Distribution”). The Company noted that it believed the Net Assets in Liquidation remaining following the proposed Interim Distribution would be more than adequate to fully satisfy all claims of purported claimants which the Company had identified to the Delaware Court.

In a status conference held on August 7, 2019 with the Delaware Court, the Company’s counsel and counsel for Honeycrest Holdings Ltd, one of the purported claimants, advised the Delaware Court that they had agreed to pursue mediation in an effort to resolve the decades-long litigation between their clients. At that time the Delaware Court deferred taking any action on the Company’s earlier filed Motion for Interim Distribution, and requested that by October 10, 2019, the Company provide the Delaware Court with an updated status report on the proposed mediation with Honeycrest Holdings Ltd.

On October 8, 2019, the Company filed two motions with the Delaware Court. One motion requests the Delaware Court to approve a process for resolving six remaining claims (the “Miscellaneous Claims”) and the other requests an order dismissing a new claim made by 2208742 Ontario Inc. (the “Ontario Claim”) on the basis that it is barred as a matter of law. The Ontario Claim consists of a demand for $970,000, plus interest, that was made on September 10, 2019, nearly three years after the period for making claims against the Company under Section 280 of the General Corporation Law of the State of Delaware expired.

Pursuant to the Delaware Court’s earlier request, on October 10, 2019, counsel for the Company filed a status report. In that report the Company noted only eight claims remain against the Company. The claim encompassed by the Honeycrest Holdings Ltd. litigation is scheduled for mediation on November 25-26, 2019; the Ontario Claim is the subject of a motion filed with the Delaware Court discussed above; and the Miscellaneous Claims are the subject of a motion requesting the approval of a process for addressing those claims.

The Company is not able to predict when the Delaware Court will address the Company’s two motions noted above or the Motion for Interim Distribution, nor is the Company able to predict the outcome of these motions once addressed. Additionally, the Company is not able to predict the outcome of the mediation scheduled for November 25-26, 2019. The Company’s existence has been continued by the Delaware Court until March 31, 2020 for purposes of completing the winding up process. At this time, the Company continues to believe the winding up process can be completed by that date. However, in the event the Company’s ongoing legal efforts do not resolve all remaining claims by March 31, 2020, the Company will be obligated to request a further continuance of the Company’s existence while it works to bring the winding up and distribution process to a final conclusion as promptly as possible, in accordance with the Delaware General Corporation Law and the processes approved by the Delaware Court.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWISHER HYGIENE INC.

Date: October 23, 2019	By:	/s/ Richard L. Handley
Richard L. Handley
Chairman, President and Secretary